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                                                                   Exhibit 10.22

                             PARTICIPATION AGREEMENT


     This Agreement dated as of May 7, 1996 is entered into by and among FlexiInternational Software, Inc., a Delaware corporation (the "Company") and the persons listed on EXHIBIT A hereto (the "Purchasers").

     As used in this Agreement, the term "Shares" shall include all shares of capital stock of the Company held by the Purchasers, whether now owned or hereafter acquired. For purposes of calculating a Purchaser's ownership of shares, all shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (collectively, "Preferred Stock") of the Company shall be deemed to have been converted into shares of Common Stock.

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   RIGHT OF FIRST REFUSAL.

          (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of its common stock, $.01 par value per share ("the Common Stock"),
(ii) any other equity securities of the Company, including, without limitation, shares of Preferred Stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the "Offered Securities"), unless in each such case the Company shall have first complied with this Agreement. The Company shall deliver to each Purchaser a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such Purchaser (A) such portion of the Offered Securities as the aggregate number of Shares then held by such Purchaser bears to the total number of Shares then held by to all Purchasers (the "Basic Amount"), and (B) any additional portion of the Offered Securities as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount"). Each Purchaser shall have the right, for a period of 30 days following delivery of the Offer, to purchase or acquire, at a price and upon the other terms specified in the Offer, the number or amount of Offered Securities described above. The Offer by its term shall remain open and irrevocable for such 30-day period.

          (b) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the 30-day period of the Offer,

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setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Purchaser elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total Offered Securities, then each Purchaser who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; PROVIDED, HOWEVER, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

          (c) In the event that Notices of Acceptance are not given by the Purchasers in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the period set forth in Section 1(a) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

          (d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 1(c) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 1(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 1(b) above prior to such reduction) and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 1(a) above.

          (e) Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Purchasers shall acquire from the Company, and

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the Company shall issue to the Purchasers, the number or amount of Offered
Securities specified in the Notices of Acceptance, as reduced pursuant to
Section 1(d) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

          (f) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 1(c) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

          (g) The rights of the Purchasers under this Agreement shall not apply to:

                    (1) Common Stock issued as a stock dividend to holders of
               Common Stock or upon any subdivision or combination of shares of Common Stock,

                    (2) the issuance of any shares of Common Stock upon
               conversion of outstanding shares of convertible Preferred Stock,

                    (3) up to 1,816,500 shares of Common Stock, or options
               exercisable therefor, including options outstanding on the date of this Agreement (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement) issuable to officers, directors, consultants and employees of the Company and any subsidiary pursuant to any plan, agreement or arrangement approved by a vote of not less than a majority of the Board of Directors of the Company,

                    (4) securities issued solely in consideration for the
               acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, or

                    (5) shares of Common Stock sold by the Company in an
               underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), resulting in at least $10,000,000 of gross proceeds to the Company.

     2. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earliest of the following events:

          (1) The written agreement of all of the Purchasers to terminate this Agreement;

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          (2) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or

          (3) The closing of the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act at a price of not less than $3.30 per share (appropriately adjusted to reflect any stock dividend, stock split, combination or other recapitalization affecting such shares) and resulting in at least $10,000,000 of gross proceeds to the Company.

     3. TRANSFER OF RIGHTS. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company.

     4.   GENERAL.

          (a) SEVERABILITY. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

          (b) SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (c) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

          (d) NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at Two Enterprise Drive, Shelton, Connecticut 06484,
Attention: Chairman, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to John K.P. Stone, III, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109; or

     If to a Purchaser, at such address or addresses set forth after the respective Purchaser on EXHIBIT A hereto, or at such address as may have been furnished to the Company in writing by such Purchaser.

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     Notices provided in accordance with this Section 4(d) shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          (e) COMPLETE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof, and the Participation Agreement dated as of January 20, 1995, as amended to date, among the Company and certain of the Purchasers and their affiliates is hereby terminated. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company and the holders of 80% of the voting power of the Shares then held by the Purchasers (giving effect to the conversion into Common Stock of all securities convertible thereinto).

          (f) PRONOUNS. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

          (h) CAPTIONS. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

     EXECUTED as of the date first above written.

     COMPANY:

     FlexiInternational Software, Inc.

     By:/s/ Stefan R. Bothe
        -------------------------------
     Title:
           ----------------------------


     PURCHASERS:

     William Blair Capital Partners V, L.P.

     By: William Blair Capital Management
         Company, L.L.C.,
         its General Partner

     By:/s/ Ellen Carnahan
        -------------------------------
           Managing Director

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     Menlo Ventures VI, L.P.

     By:  MV Management VI, L.P.,
          its General Partner


     By:/s/ Thomas H. Bredt
        -------------------------------
        General Partner

     Menlo Entrepreneurs Fund VI, L.P.

     By:  MV Management VI, L.P.,
          its General Partner

     By:/s/ Thomas H. Bredt
        -------------------------------
        General Partner

     Primus Capital Fund III
     Limited Partnership

     By:  Primus Venture Partners III
          Limited Partnership,
          its General Partner

     By:  Primus Venture Partners, Inc.,
          its General Partner

     By:/s/ Jonathan E. Dick
        -------------------------------
        Title: Executive Vice President

     Furman Selz SBIC, L.P.

     By:  Furman Selz SBIC Investments LLC,
          its General Partner

     By:/s/ James Luikart
        -------------------------------
        Title: Vice President


     /s/ Terrence M. Quinn
     -------------------------------
     Terrence M. Quinn


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     Comdisco, Inc.


     By:/s/ Jill C. Hanses
        ----------------------------------
        Its:  Assistant Vice President

     CDC Realty, Inc.


     By:/s/ Jill C. Hanses
        ----------------------------------
        Its:  Assistant Vice President

     The Connecticut Development Authority


     By:/s/ [not eligible]
        ----------------------------------
        Title: Senior Vice President and
               Managing Director


     /s/ Christopher McManus
     -------------------------------------
     Christopher McManus











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                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


NAME AND ADDRESS

William Blair Capital Partners V, L.P.
222 West Adams Street
Chicago, IL 60606

Menlo Ventures VI, L.P.
3000 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA  94025

Menlo Entrepreneurs
  Fund VI, L.P.
3000 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA  94025

Primus Capital Fund III
  Limited Partnership
Suite 2700
One Cleveland Center
Cleveland, OH  44114

Furman Selz SBIC, L.P.
230 Park Avenue
New York, NY  10169

Terrence M. Quinn
12 Old Redding Road
Weston, CT  06883

                  in each case with a copy to:

                  Steven M. Spurlock, Esq.
                  Gunderson Dettmer Stough
                    Villeneuve Franklin
                    & Hachigan, LLP
                  600 Hansen Way, Second Floor
                  Palo Alto, California 94304.




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Christopher McManus
Offshore Asset Management, Inc.
191 Post Road West
Westport, CT  06880

Comdisco, Inc.
6111 North River Road
Rosemont, Illinois  60018

CDC Realty, Inc.
6111 North River Road
Rosemont, Illinois  60018

The Connecticut Development Authority
845 Brook Street, STE 2
Rocky Hill, CT 06067



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